UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2008

United Online, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (818) 287-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act      (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act    (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

                                                On April 30, 2008, United Online, Inc. (“UOL”) issued a press release announcing its preliminary financial results for the three-month period ended March 31, 2008.  A copy of the press release is furnished as a part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.                                          Other Events.

                                                On April 30, 2008, UOL and FTD Group, Inc. (“FTD”) issued a joint press release announcing that they had entered into an Agreement and Plan of Merger relating to the acquisition of FTD by UOL and the other matters described therein.  A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

                                                Also on April 30, 2008, UOL issued a press release announcing that its Board of Directors has declared a quarterly cash divided of $0.20 per share of common stock. The record date for the dividend is May 14, 2008, and the dividend is payable on May 30, 2008. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

                                                (d)                                 Exhibits.

Exhibit No.	Description of Exhibits

99.1	United Online, Inc. press release, dated April 30, 2008.

99.2	Joint press release of United Online, Inc. and FTD Group, Inc., dated April 30, 2008.

99.3	United Online, Inc. press release, dated April 30, 2008.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2008

UNITED ONLINE, INC.

By:	/s/ SCOTT H. RAY
Name: Scott H. Ray
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	United Online, Inc. press release, dated April 30, 2008.

99.2	Joint press release of United Online, Inc. and FTD Group, Inc., dated April 30, 2008.

99.3	United Online, Inc. press release, dated April 30, 2008.